As filed with the Securities and Exchange Commission on January   , 1994


             SECURITIES AND EXCHANGE COMMISSION          Registration No. 33-
                   WASHINGTON, D.C.  20549
                _____________________________

                           FORM S-8
                    REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933
             __________________________________

                      THE TRAVELERS INC.
              (formerly, PRIMERICA CORPORATION)
    (Exact name of registrant as specified in its charter)


                    DELAWARE                                 52-1568099
           (State or other jurisdiction                   (I.R.S. Employer
          of incorporation or organization)               Identification No.)


                  65 EAST 55TH STREET
                  NEW YORK, NEW YORK                            10022
         (Address of Principal Executive Offices)            (Zip Code)



                        THE TRAVELERS
         SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
                   (Full title of the plan)


                 CHARLES O. PRINCE, III, ESQ.
                      THE TRAVELERS INC.
                     65 EAST 55TH STREET
                  NEW YORK, NEW YORK  10022
           (Name and address of agent for service)


                        (212) 891-8900
                 (Telephone number, including
               area code, of agent for service)


               CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------
Title of                                Proposed maximum       Proposed maximum         Amount of
Securities            Amount to be       offering price       aggregate offering       registration
to be registered      registered            per share                price                    fee
- --------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share   1,000,000 (1)      $39.25 (2)            $39,250,000 (2)          $13,534.48 (2)
- -------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers such additional number of shares as may be issuable or saleable by reason of the operation of the anti-dilution provisions of The Travelers Savings, Investment and Stock
     Ownership Plan that are covered by this Registration Statement.

(2) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h) under the Securities Act and is based upon the average of the high and low sale price of the Common Stock, par value $.01 per share, of The Travelers Inc. as reported on the New York
     Stock Exchange on January 24, 1994.

- -----------------------------------------------------------------------------

   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents are hereby incorporated by reference in this Registration Statement:

           (a) The latest annual report filed by The Travelers Inc. (formerly Primerica Corporation, the "Registrant") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or the Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

           (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

 ITEM 4.   DESCRIPTION OF SECURITIES.

           Not applicable.

 ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

 ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Pursuant to Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a corporation may indemnify a director or officer against certain expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with the defense of a civil, criminal, administrative or investigative proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was a director or officer. In general, Section 145 permits indemnification where a director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. In some cases, indemnification may be made only with court approval.
 Section 3 of Article V of the Registrant's By-laws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

           Section 102(b)(7) of the DGCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Eleventh of the Registrant's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

           The Registrant also provides liability insurance for its directors and officers, which insurance provides for coverage against loss from claims made against directors and officers in their capacity as such, including certain liabilities under the Securities Act of 1933, as amended. In certain employment agreements, the Registrant or its subsidiaries have also agreed to indemnify certain officers against loss from claims made against such officers in connection with the performance of their duties under their employment agreements. Such indemnification is generally to the same extent as provided in the Registrant's By-laws.


 ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

 ITEM 8.   EXHIBITS.

           See Exhibit Index attached hereto.

           The Registrant undertakes to submit the plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and the Registrant has made or will make all changes required by the IRS in order to qualify the plan.

 ITEM 9.   UNDERTAKINGS.

           (a)  The undersigned registrant hereby undertakes:

                (1)  To file, during any period in which  offers or
 sales   are  being  made,   a  post-effective  amendment  to  this
 registration statement:

                     (i)  To  include  any prospectus  required  by
 Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES
                             ----------


 The Registrant. Pursuant to the requirements of the Securities Act of 1933, The Travelers Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 26th day of January, 1994.

                               THE TRAVELERS INC.
                               Registrant

                               By:/s/Sanford I. Weill
                                  -------------------------------------
                                   Sanford I. Weill, Chairman of the
                                   Board and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on this 26th day of January, 1994.

      SIGNATURE                CAPACITY
      ---------                --------

                               Chairman of the Board and Chief
                               Executive Officer (Principal
 /s/Sanford I. Weill           Executive Officer) and Director
 ------------------------
    Sanford I. Weill


                               President,  Chief  Operating Officer and
                               Chief  Financial Officer  (Principal Financial
 /s/James Dimon                        Officer)  and  Director
 ------------------------
    James Dimon


                               Senior Vice President and Chief
                               Accounting Officer (Principal
 /s/Irwin R. Ettinger          Accounting Officer)
 ------------------------
    Irwin R. Ettinger



                               Director
 -----------------------
    C. Michael Armstrong



          *                     Director
 -----------------------
    Kenneth J. Bialkin

    SIGNATURE                       CAPACITY
    ---------                       --------



                                    Director
 -----------------------
    Richard H. Booth


                                    Director
 -----------------------
    Edward H. Budd


          *                         Director
 -----------------------
    Joseph A. Califano, Jr.


          *                         Director
 -----------------------
    Robert W. Crispin


          *                         Director
 -----------------------
    Douglas D. Danforth


          *                         Director
 ----------------------
    Robert F. Daniell


          *                         Director
 ----------------------
    Leslie B. Disharoon


          *                         Director
 ----------------------
    Gerald R. Ford


                                    Director
 ----------------------
    Robert F. Greenhill


          *                         Director
 ----------------------
    Ann D. Jordan


          *                         Director
 ----------------------
    Robert I. Lipp

    SIGNATURE                       CAPACITY
    ---------                       --------



          *                         Director
 ----------------------
    Dudley C. Mecum


          *                         Director
 ----------------------
    Andrall E. Pearson


          *                         Director
 ----------------------
    Frank J. Tasco


          *                         Director
 ----------------------
    Linda J. Wachner


          *                         Director
 ----------------------
    Joseph R. Wright, Jr.


          *                         Director
 ----------------------
    Arthur Zankel


          *                         Director
 ----------------------
    Frank G. Zarb




 * By:/s/James Dimon
      ------------------
      James Dimon
      Attorney-in-fact under the
      Powers of Attorney filed
      as Exhibit 24 hereto.

                             SIGNATURE
                             ---------



 The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of January, 1994.


                                    The Travelers Savings, Investment
                                    and Stock Ownership Plan


                                    By:/s/Barry  L. Mannes
                                       ----------------------------
                                           Barry L. Mannes
                                           Chairman of Annuity Board

                           EXHIBIT INDEX
                           -------------



 Exhibit
 Number    Description of Document
 ------    -----------------------

 5         Opinion of Mark J. Amrhein.

 23.1      Consent of KPMG Peat Marwick.

 23.2      Consent of Coopers & Lybrand.

 23.3      Consent of Ernst & Young.

 23.4 Consent of Mark J. Amrhein (contained in the opinion filed as Exhibit 5).

 24        Powers  of  Attorney   of  certain   directors  of   the
           registrant.

 28.1 Information from Reports Furnished to State Insurance Regulatory Authorities. Schedule P to the Consolidated Annual Statement of Gulf Insurance Company and its affiliated fire and casualty insurers, incorporated by reference to Exhibit 29.01 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (File No. 1-9924). The information included in Schedule P of Annual Statements of The Travelers Corporation or its affiliates is omitted. The Travelers Corporation was previously a registrant under the Securities Exchange Act of 1934, and filed such information with the Securities and Exchange Commission in its own right. On December 31, 1993, The Travelers Corporation merged into the Registrant. The information included in Schedule P of Annual Statements of the Registrant's unconsolidated subsidiaries is omitted in accordance with paragraph 28, clause (iv) of
           Item 601 of Regulation S-K.